QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in Registration Statements (File No. 333-107046, effective July 15, 2003; File No. 333-129606, effective November 9, 2005; File No. 333-136519, effective August 11, 2006; File No. 333-152995, effective August 13, 2008; File No. 333-161249, effective August 11, 2009; File 333-168714, effective August 10, 2010; File 333-176199, effective August 10, 2011; File 333-181447, effective May 15, 2012; File 333-183289, effective August 13, 2012; File 333-190677, effective August 16, 2013; and File No.: 333-200077, effective November 10, 2014) on Forms S-8 and (File No. 333-181475, effective June 15, 2012) on Form S-4 of our report dated March 16, 2015, relating to (1) the consolidated financial statements and financial statement schedule of DTS, Inc. and subsidiaries, and (2) the effectiveness of DTS, Inc. and subsidiaries' internal control over financial reporting (which report expresses an adverse opinion on the effectiveness of the Company's internal control over financial reporting because of a material weakness), appearing in this Annual Report on Form 10-K of DTS, Inc. for the year ended December 31, 2014.

/s/ DELOITTE & TOUCHE LLP
Los Angeles, California
March 16, 2015

QuickLinks

  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm